SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

February 25, 2003

(Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19395	94-2951005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sybase Drive Dublin, CA 94568

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 236-5000

Item 2. Acquisition or Disposition of Assets.

     On February 25, 2003, a wholly-owned subsidiary of Sybase, Inc. completed the acquisition of 100% of the capital stock of AvantGo, Inc., for a cash payment of $1.0294797 per share, resulting in an aggregate cash purchase price of $38,950,878 (the “Merger Consideration”), pursuant to the terms of an Agreement and Plan of Merger dated December 19, 2002 (the “Merger Agreement”). The Merger Consideration was paid for out of existing cash on hand.

     Except for the transactions contemplated in the Merger Agreement, there are no material relationships between Sybase or any of its affiliates, directors or officers, or any associate of any such directors and officers, and AvantGo, Inc.

     A copy of the Merger Agreement and a copy of Sybase’s press release related to this event are respectively filed as Exhibit 2.1 and Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

     The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K on or before May 12, 2003.

(b)	Pro Forma Financial Information.

     The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K on or before May 12, 2003.

(c)	Exhibits:

2.1*	Agreement and Plan of Merger dated as of December 19, 2002 by and among Sybase, Inc., Seurat Acquisition Corporation (a wholly-owned subsidiary of Sybase) and AvantGo, Inc.
99.1	Press release of Sybase, Inc. issued on February, 26, 2003.

(*) Incorporated by reference from Exhibit 1 to the Registrant’s Schedule 13D filed with the Securities and Exchange Commission on December 30, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: March 12, 2003	By:	/s/ Daniel R. Carl

	Name: Title:	Daniel R. Carl Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number

2.1*	Agreement and Plan of Merger dated as of December 19, 2002 by and among Sybase, Inc., Seurat Acquisition Corporation (a wholly-owned subsidiary of Sybase) and AvantGo, Inc. (the “Merger Agreement”).
99.1	Press release of Sybase, Inc. issued on February 26, 2003.

(*) Incorporated by reference from Exhibit 1 to the Registrant’s Schedule 13D filed with the Securities and Exchange Commission on December 30, 2002.